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                                                                    Exhibit 10.5



                              SOFTWARE LICENSE AGREEMENT

                                       BETWEEN

                               DATA CONNECTION LIMITED

                                         AND

                        CONNECTSOFT COMMUNICATIONS CORPORATION




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                          MASTER SOFTWARE LICENSE AGREEMENT
                          ---------------------------------

PRINCIPALS

This Master Software License Agreement is made and entered into as of the Effective Date, by and between Data Connection Limited, with a place of business at 100 Church Street, Enfield, Middlesex, EN2 6BQ, England (hereinafter called "DCL"), on behalf of itself and its successors, permitted assigns and Affiliates, and ConnectSoft Communications Corporation, with a place of business at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004, USA (hereinafter called "CCC") on behalf of itself and its successors, permitted assigns and Affiliates.

DCL is engaged in the business of creating computer software, and desires to grant to CCC world-wide rights to that certain software technology owned by DCL and currently referred to by DCL as "VoiceNet" (herein referred to as "Licensed Programs") consisting of programs and related documentation described in Addendum 1, Schedule A.

WHEREAS, CCC desires to integrate DCL's software technology with other computer programs developed or licensed by CCC, which programs will be marketed and licensed by CCC as a proprietary intelligent integrated communications software system currently known as "FreeAgent" and DCL is willing to license CCC so to do, on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the premises, the granting of the license, and the mutual covenants, agreements and obligations of the parties hereinafter set forth, it is hereby agreed between the parties hereto as follows.

(1 )     DEFINITIONS

1.1 "ADDENDUM" MEANS AN INSTRUMENT BY WHICH CCC ACQUIRES RIGHTS TO A PARTICULAR SET OF LICENSED PROGRAMS FROM DCL UNDER THIS AGREEMENT. EACH LICENSED PROGRAM FOR WHICH RIGHTS ARE ACQUIRED BY CCC IS OR WILL BE SPECIFIED IN AN ADDENDUM WITH APPLICABLE SCHEDULES. ADDENDUM 1 SCHEDULES A THROUGH E IS ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE AND SHALL BE EFFECTIVE UPON EXECUTION OF THIS AGREEMENT BY THE PARTIES.

1.2 "BINDING PAYMENTS" MEANS A SPECIFIC SERIES OF PAYMENTS WITH AN ASSOCIATED PAYMENT SCHEDULE OPTIONALLY IDENTIFIED IN EACH ADDENDUM TO THIS AGREEMENT.

1.3 "Defined Products means those software products identified in Schedule A of each Addendum, within which the Licensed Programs may be distributed by CCC pursuant to this Agreement.

1.4 "Derivative Work" means: (a) for copyrightable or copyrighted material, a work which is based upon one or more pre-existing works, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation, or any other form in which such pre-existing works may be recast, transformed, or adapted; (b) for patentable or patented materials, any adaptation, addition, improvement, or combination; and (c) for material subject to trade secret protection, any new material, information, or data relating to and derived from such existing trade secret material, including new material which may be protectable by copyright, patent or other proprietary rights. Each of the above shall be considered a Derivative Work" only to the extent that such Derivative Work is based upon the Licensed Programs, and in the absence of this Agreement or other authorization by the owner of the pre-existing work, preparation, copying, use and/or display thereof would constitute an infringement of a party's Intellectual Property Rights in such pre-existing work.

1.5 "Documentation" means DCL's publications which facilitate the use of the Licensed Programs (and the extensions to the base functions of the Licensed Programs created by DCL pursuant to this Agreement and all addenda) by CCC or by the users of CCC's products. Schedule B of each Addendum contains a list of applicable Documentation.


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1.6 "Effective Date" means (a) the later of the dates on which the two parties sign this Agreement (including Addendum 1), or (b) in the case of an Addendum other than Addendum 1, "Effective Date" means the later of the dates on which the two parties sign the Addendum in question.

1.7 "Licensed Programs" means DCL's computer programs listed in Schedule A of each Addendum in Source Code, machine-readable Object Code, intermediate code or interpreted from. Such definition shall also include all corrections, modifications, enhancements, and Documentation to such programs, but shall exclude New Software as defined in Paragraph 8 below.

1.8 "Object Code" means code resulting from the translation or processing of Source Code by a computer into machine language or intermediate code, and thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

1.9 "Prime Support" means the assistance which is provided to users of a CCC product incorporating the Licensed Programs as specified in CCC's customer license agreements or otherwise provided by CCC.

1.10 "PROPRIETARY INFORMATION" MEANS THE SOURCE CODE, SOURCE CODE LISTING, TECHNICAL INFORMATION AND ANY OTHER DCL DOCUMENTATION AND INFORMATION REQUIRED TO ADAPT THE LICENSED PROGRAMS TO RUN ON THE DEFINED COMPUTERS.

1.11 "SOFTWARE DELIVERABLES" SHALL MEAN THE ACTUAL LICENSED PROGRAMS MATERIALS AND DOCUMENTATION TO BE DELIVERED UNDER THIS AGREEMENT, AS DESCRIBED IN SCHEDULES A AND B OF EACH ADDENDUM HERETO.

1.12 "SOURCE CODE" MEANS THE LICENSED PROGRAMS IN A FORM IN WHICH THE PROGRAM LOGIC IS EASILY DEDUCED BY A HUMAN BEING, INCLUDING A PRINTED LISTING OF THE PROGRAMS AND RELATED SYSTEM DOCUMENTATION INCLUDING ALL COMMENTS AND ANY PROCEDURAL CODE SUCH AS JOB CONTROL LANGUAGE.


1.13 AN "AFFILIATE" SHALL MEAN ANY:
    (a) DIRECT PARENT ENTITY OF CCC, OR
    (b) JOINT VENTURE, OR
    (c) OTHER CORPORATION, COMPANY OR OTHER ENTITY INTO WHICH CCC IS MERGED, OR
    (d) OTHER ENTITY.

              (i) A SUFFICIENT PROPORTION OF WHOSE OUTSTANDING SHARES OR SECURITIES, REPRESENTING THE RIGHT TO VOTE FOR THE ELECTION OF DIRECTORS OR OTHER MANAGING AUTHORITY, IS NOW OR HEREAFTER, OWNED OR CONTROLLED, DIRECTLY OR INDIRECTLY, BY A PARTY HERETO; OR WHICH DOES NOT HAVE OUTSTANDING SHARES OR SECURITIES, AS MAY BE THE CASE IN A PARTNERSHIP, JOINT VENTURE OR UNINCORPORATED ASSOCIATION, BUT A SUFFICIENT PROPORTION OF WHOSE OWNERSHIP INTEREST, REPRESENTING THE RIGHT TO MAKE THE DECISIONS FOR SUCH CORPORATION, COMPANY OR ENTITY, IS NOW OR HEREAFTER, OWNED OR CONTROLLED, DIRECTLY OR INDIRECTLY, BY A PARTY HERETO.

(2)      LICENSE

Upon and subject to the terms of this Agreement, DCL hereby grants to CCC the following world-wide license rights:

(a) A NON-EXCLUSIVE LICENSE TO REPRODUCE, USE, MODIFY AND/OR ENHANCE (INCLUDING WITHOUT LIMITATION TO DELETE AND ADD MATERIAL AND CREATE DERIVATIVE WORKS) THE LICENSED PROGRAMS


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    AND THE PROPRIETARY INFORMATION SOLELY FOR THE PURPOSES OF DEVELOPMENT,
    MAINTENANCE AND SUPPORT OF PRODUCTS AND/OR RELATED SERVICES, INCLUDING WITHOUT LIMITATION THE RIGHT TO INCORPORATE THE PROPRIETARY INFORMATION INTO THE DEFINED PRODUCTS.

(b) A NON-EXCLUSIVE LICENSE TO MARKET, SELL, DISTRIBUTE AND SUBLICENSE, VIA ANY DIRECT OR INDIRECT CHANNEL OF DISTRIBUTION, THE OBJECT CODE (OR OBJECT CODE DERIVED FROM MODIFIED SOURCE CODE IN ACCORDANCE WITH SUBPARAGRAPH (A) ABOVE) FOR USE SOLELY WITHIN THE DEFINED PRODUCTS, SUBJECT TO THE PROVISION THAT CCC WILL ONLY GRANT OBJECT CODE LICENSES FOR THE LICENSED PROGRAMS TO A THIRD PARTY ON THE CONDITION THAT THE THIRD PARTY LICENSEE AGREES:

    1. Not to make copies of the Licensed Programs, other than for its own internal purposes;

    2. NOT TO ALTER, REVERSE ENGINEER OR DISASSEMBLE THE LICENSED PROGRAMS, EXCEPT AS MAY BE SPECIFICALLY PERMITTED BY LAW, INCLUDING, BUT NOT LIMITED TO, REVERSE ENGINEERING OR DISASSEMBLY FOR THE PURPOSE OF ACHIEVING INTEROPERABILITY WITH THE LICENSED PROGRAMS AND OTHER PRODUCTS;

    3. THAT THE LICENSE DOES NOT GRANT ANY RIGHT IN OR TO INTELLECTUAL PROPERTY WITH RESPECT TO THE LICENSED PROGRAMS;

    4. THAT TITLE TO AND OWNERSHIP OF THE LICENSED PROGRAMS AND DOCUMENTATION AND ANY COPIES OR REPRODUCTIONS THEREOF SHALL REMAIN WITH DCL AND ITS SUPPLIERS AND LICENSERS.

(c) A NON-EXCLUSIVE LICENSE TO INCORPORATE AND DISTRIBUTE INTO CCC'S OWN PUBLICATIONS MODIFIED OR UNMODIFIED INFORMATION FROM THE DOCUMENTATION, AND TO MARKET, SELL, DISTRIBUTE AND SUBLICENSE SUCH PUBLICATIONS IN PRINT OR ELECTRONIC FORM AS AN INTEGRAL PART OF CCC'S SOFTWARE PRODUCT OFFERINGS.

(d) an exclusive license to market, sell, distribute and sublicense, either directly or via a third party, Object Code (in accordance with Subparagraph
    (b) above) to be incorporated into a product or service for use by a telephone network or telephone service provider, including but not limited to the Internet Services division of a telephone network or telephone service provider.

The exclusive license rights granted by DCL to CCC in Subparagraph (d) of this Paragraph do not apply to certain parties explicitly named in Exhibit B attached to this Agreement.

(3)      DURATION

The term of this Agreement shall commence on the Effective Date and shall continue in perpetuity until terminated by either party in accordance with the provisions of Paragraph 22.

(4) TITLE

Except as provided under Paragraph 2, neither CCC nor any third party shall acquire under this Agreement any right, title or interest in the Licensed Programs, Proprietary Information or Documentation.

Any additions, adaptations or improvements of the Licensed Programs made by CCC and included in Derivative Works shall be the sole and exclusive property of CCC, and DCL hereby irrevocably assigns all copyright and other intellectual property rights thereto to CCC.


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If necessary, DCL shall obtain a written agreement not to assert any moral rights, including any rights to identification of authorship, rights or approval on modifications or limitation on subsequent modification, from any person or entity having moral rights with respect to any materials, assigned, delivered or licensed by DCL to CCC hereunder or under any additional agreements. DCL hereby agrees not to assert any moral rights, including any right of identification of authorship, rights of approval on modifications or limitation on subsequent modification, DCL has or may have in the Licensed Products delivered hereunder.

Title in the Licensed Programs remains with DCL and DCL's suppliers and licensers.

(5)      LICENSE FEES

The license fees from CCC to DCL are set forth in Schedule D of each Addendum.

(6)      RELATIONSHIP

The only relationship between DCL and CCC which is created by this Agreement is that of licenser and licensee, and neither party shall be, nor represent itself to be, an agent, employee, partner or joint venturer of the other, nor on the other's behalf, nor in any manner or form make promises, representation or warranties or incur any liability, direct or indirect, contingent or fixed, for or on behalf of the other party.

(7)      DCL CONSULTING AND ENGINEERING SERVICES

DCL will provide consulting and engineering services to CCC as set forth in Schedule E of each Addendum (the "Services").

DCL will assign appropriately qualified, trained and experienced personnel to perform the Services and will use its best efforts to minimize changes of personnel so assigned and to promptly address all concerns of CCC with respect to such assigned personnel.

CCC will give to DCL promptly on request such information and facilities as DCL reasonably requires for the provision of the Services, and as are specified in Schedule E of each Addendum.

Derivative Works created by DCL, its employees, consultants and subcontractors as a result of consulting and engineering services provided by DCL to CCC pursuant to this Agreement, including all matter created which is subject to copyright, shall be the property of the party designated as the owner of such Derivative Work. To the extent that such Derivative Works are to be the property of CCC, all such works shall be deemed to be created as a "work made for hire" within the meaning of Section 101 of the United States "Copyright" law and all rights to copyright shall be vested entirely in CCC. If for any reason CCC may not be deemed to have commissioned a "work made for hire," and its rights to copyright are thereby in doubt, this Agreement shall constitute an irrevocable assignment by DCL of all rights in the copyright of the work prepared for CCC. The parties intend that any and all rights to the Derivative Works are to be conveyed to CCC in full. DCL hereby agrees not to assert any moral rights, including any right of identification of authorship, rights of approval on modifications or limitation on subsequent modification, with respect to any product or deliverable produced as a result of Services performed for CCC by DCL.

No master and servant relationship will be deemed to exist between CCC on the one hand and any employee of DCL on the other hand.

During the service and for the six months after termination of this service neither party will solicit the employment of any employee of the other party who has been engaged in the service.

(8) NEW SOFTWARE

The Licensed Programs include only (i) the current versions of such programs as of the Effective Date of this Agreement or the Effective Date of any subsequent Addendum, and (ii) enhancements, modifications or revisions to such programs prepared by DCL pursuant to an Addendum to this Agreement. Any new DCL software or revisions to the Licensed Programs which provide significant functional capabilities over and above those of the Licensed Programs other than



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revisions prepared for CCC pursuant to this Agreement or an applicable Addendum
("New Software") shall be considered outside the terms of this Agreement; the two parties may agree that DCL will license such New Software to CCC by execution of a new Addendum to this Agreement. In such an event, such license will be at terms no less favourable than licenses granted for the corresponding function to any other DCL licensees.

(9)      SUPPORT SERVICES

    9.1 CCC shall be responsible for providing all installation and support services for CCC customers.

    9.2 After CCC has accepted the Licensed Programs as set out in Paragraph 21 below, DCL shall provide support and maintenance for each Licensed Program as set out in Schedule C of the applicable Addendum.

         During such periods, CCC shall document and notify DCL regarding any Licensed Program deficiencies and DCL shall, as described in Schedule C of the applicable Addendum, correct promptly the defects or errors, both in the Source Code and Documentation. This correction service does not cover any changes, adaptations, modifications or Derivative Works created with or without authority of DCL, except those provided by DCL under the maintenance service set out in Schedule C of each Addendum.

         Software corrections, changes, adaptations, modifications or Derivative Works created by DCL for CCC shall be furnished to CCC by DCL in Source Code form and, if requested by CCC, also in Object Code form.

(10)          DOCUMENTATION


DCL shall provide documentation for the Licensed Programs of the type and to the extent as stated in Schedule B of each Addendum.

(11)          DELIVERY OF LICENSED PROGRAMS

DCL shall deliver to CCC the Software Deliverables as set out in Schedules A and B of each Addendum. DCL shall be solely responsible for all shipping procedures and costs, including, but not limited to, compliance with and obtaining of any export licenses associated with the delivery of the Software Deliverables to CCC.

Without limiting the effect of the foregoing, if DCL is aware of, or should be aware of, a delay that will prevent a delivery date of a specific Software Deliverable from being met, DCL will immediately inform CCC, in writing.

(12)          PUBLICITY

CCC may prepare and release any material for publicity purposes which advertises the existence of functionality provided by the Licensed Programs in CCC products.

Neither CCC nor DCL is precluded from publicizing the existence of this agreement, but can only do so with the prior agreement of the other party, and may not otherwise disclose the terms and conditions enclosed herein, except as necessary to enforce its rights hereunder or as required by the national laws or regulations applicable to either party.

(13)          DISTRIBUTION

13.1 CCC may distribute the Licensed Programs on media supplied by CCC in accordance with the rights set out in Paragraph 2 of this Agreement.

13.2 CCC agrees to duplicate the trademark and copyright notices on all Licensed Programs and Documentation, and to contractually require that any Affiliate, distributor or dealer to whom CCC grants a right to reproduce the Licensed Programs and Documentation also duplicates such notices. Standard copyright notices should read, with the proper year:

    "-C- DATA CONNECTION LIMITED 19xx".


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13.3     CCC agrees to attribute the trademarks listed in Schedule A of each
         Addendum to DCL in any advertising, brochures, documentation and literature that use such trademarks. Such attribution need only be made for the first use in a particular document. Attribution shall be made by footnote reference and/or by use of the international symbols "ah" and "TM", as specified in Schedule A of each Addendum. It is expressly understood and agreed that CCC is not obligated to use any trademarks of DCL in its marketing and promotion of any CCC product incorporating the Licensed Programs or Derivative Works.

13.4 CCC shall be solely responsible for compliance with and obtaining of any export licenses which may be required for the distribution of CCC products incorporating the Licensed Programs or Derivative Works. DCL shall provide answers to CCC technical questions relating to the Licensed Programs where such questions are not answered by the Documentation to enable CCC to obtain such export licenses.

(14)          REPRESENTATIONS AND WARRANTIES OF DCL

14.1     DCL hereby represents and warrants CCC as follows.

         (a) That DCL has the full right and power to enter into and perform according to the terms of this Agreement, and that it possesses all worldwide copyright, trademark, trade secret and similar property and other rights in the Software which are necessary for DCL's performance of this Agreement; that, to the best of DCL's knowledge, there is no pending or threatened litigation, including court, administrative or arbitral proceedings, which if decided adversely to DCL would interfere in any material manner whatever with CCC's rights to use the Licensed Programs; and that CCC's use of the Licensed Programs and Documentation in accordance with the terms and conditions of this Agreement will not infringe such rights of any person or entity.

         (b) That, commencing upon each delivery made by DCL and continuing until the earlier of (i) ninety (90) days from the date of CCC's first delivery of the Defined Product to a commercial customer or
              (ii) one hundred eighty (180) days from Acceptance of the deliverable by CCC, the Licensed Programs and Documentation will be substantially free from defects in design and from program errors, and conform to the specifications in Schedule A of the applicable Addendum.

14.2 Except as set forth in this Paragraph, DCL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(15)          REPRESENTATIONS AND WARRANTIES OF CCC

CCC hereby represents and warrants to DCL as follows.

(a) That CCC shall not disclose or distribute (except as expressly authorised in this Agreement) the Proprietary Information to any third party except with prior written agreement from DCL.

    The following disclosures and distributions of the Proprietary Information are expressly permitted, provided that the party to whom disclosure is made is correspondingly bound (to the same extent that CCC is bound hereunder) to keep the disclosed information secret and confidential:

    (i) those required to comply with any relevant source code escrow provision to which CCC is, or may become, subject to;

    (ii) those designed solely to permit CCC to have a CCC product incorporating the Licensed Programs translated into a language other than English;

    (iii)those third party contract programmers, consultants and other such contractors, who are authorized by CCC to perform work on the Source Code of the Licensed Programs, or on other Proprietary Information, solely for the purpose of developing or supporting a CCC product incorporating the Licensed Programs.


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(b)  That CCC shall not sell or otherwise distribute the Licensed Programs or Proprietary Information except pursuant to the terms of this Agreement.

(16) CONFIDENTIALITY

16.1 CCC agrees that the Proprietary Information may constitute secret and confidential information of DCL, and CCC agrees that, it will not disclose to others, and will use reasonable efforts to prevent any of its officers, employees, Affiliates, distributors and agents from disclosing to others, any such confidential information if clearly marked "confidential", except only to the extent necessary to parties installing or licensing the Licensed Programs, who shall correspondingly be bound to keep all such information secret and confidential.

















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16.2      Except where required by law to do so, each party will refrain from disclosing to any third party any information obtained from the other party, which the other party has designated as confidential, concerning its operations, strategies, relationships, communications, methods, customers, information pertaining to sublicensees, vendors, subscribers, product offerings, service offerings, business plans or other proprietary or confidential information, without advance written approval from the other party.

16.3 For purposes of this Paragraph, the party owning rights in or disclosing confidential information is termed the "Discloser", and the party receiving such information is termed the "Recipient". The following information shall not be considered confidential.

         (a)  Information presently in the public domain;

         (b) Information which hereafter becomes part of the public domain except as a result of the fault of the Recipient;

         (c)  Information which CCC and DCL agree in writing may be disclosed;

         (d) Information independently developed by the Recipient without use of information derived from the Discloser;

         (e) Information which the Recipient is obliged to produce as a result of a court order or pursuant to governmental action provided the Discloser shall have been given notice and an opportunity to appear and object to such disclosure, but is unsuccessful.

(17)          PRINTING AND REPRODUCTION OF DOCUMENTATION

CCC may incorporate any information contained in the Documentation into CCC's Own manuals, but may not distribute DCL's actual Documentation.

CCC may not reproduce DCL's Documentation except for use by CCC in installing, modifying, testing and using the Licensed Programs or in preparing CCC's own manuals, except as otherwise permitted in Paragraph 15.

The responsibility of and expense associated with any publishing of end-user documentation associated with CCC's use of the Licensed Programs shall be that of CCC.


(18)          END USER RIGHTS AND SUPPORT

When a Licensed Program or Derivative Work has been sublicensed by CCC to a third party, the third party may use the Licensed Programs for the term and in the manner provided for in the agreement between CCC and the third party applicable to such Licensed Program or Derivative Work. The rights and obligations set forth therein are independent of this Agreement and will survive the termination of the relationship between CCC and DCL. CCC is responsible for Prime Support of all CCC customers. In the event that a CCC customer contacts DCL for support, DCL shall refer the customer to CCC.

(19)          INFRINGEMENT

DCL shall defend, at its expense, and shall pay the cost and damages awarded in any action brought against CCC, or any customer of CCC, based on allegation that the Licensed Programs or Documentation, or any portion thereof, or trademark provided hereunder, infringes a patent, copyright, trademark or trade secret wherever issued, or constitutes an unauthorized of any trade secret or other proprietary information belonging to a third party, provided that CCC promptly notifies DCL in writing of such claim and DCL shall have had sole control of the defense of any such action and all negotiations for its settlement or compromise (except that any such settlement or compromise that admits any liability or wrongdoing by CCC, or may adversely affect CCC's reputation or business, must first be approved by CCC, which may withhold such approval in its sole discretion), and provided further that DCL shall have no liability to CCC or any Affiliate, distributor, dealer or


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customer of CCC under this Paragraph if any infringement or allegation thereof is based upon any material modification to the Licensed Programs not made or approved by DCL.

(20)          INDEMNIFICATION

DCL shall defend, at its expense, and shall pay all reasonable cost and damages of (a) any settlement to which DCL has given written consent, or (b) a final court decision, in both cases resulting from any claim or demand brought against CCC or CCC customers based on an allegation of incorrect design, analysis or error in the Licensed Programs, if CCC or CCC's customer, as applicable, (i) promptly notifies DCL in writing of the claim; (ii) gives DCL all reasonably requested information which CCC or CCC's customer has concerning-.the claim;
(iii) reasonably cooperates with and assists DCL in defending the claim; and
(iv) gives DCL sole authority to defend or settle the claim (except that any such settlement that admits any liability or wrongdoing by CCC, or may adversely affect CCC's reputation or business, must first be approved by CCC, which may withhold such approval in its sole discretion).

If an injunction is issued against CCC's sale, use, marketing or distribution of the Licensed Programs or the Documentation as permitted under this Agreement, or if in DCL's opinion the Licensed Programs or the Documentation are likely to become the subject of claim or demand, DCL shall, at its option and at its expense, do one of the following: (i) obtain for CCC the right to continue that use or marketing; or (ii) replace or modify the Licensed Programs with other programs having substantially similar functionality and performance or the Documentation so that it becomes noninfringing.

DCL will not have any liability under this Paragraph (20) if (i) any claim of such incorrect design, analysis, error, or infringement is caused by the use of the Licensed Programs or the Documentation in combination with any materials not furnished directly by DCL, or is based on a material modification of the Licensed Programs or the Documentation otherwise than at DCL's direction or approval, (ii) the Licensed Programs are used in a manner for which they were not designed, or are not used according to their specifications, or (iii) DCL provided CCC with a later version of the Licensed Programs or Documentation, and CCC's use of that later version would have avoided the claim of incorrect design, analysis or error in the Licensed Programs.

(21)          ACCEPTANCE

CCC shall evaluate the Licensed Programs and the Proprietary Information and shall submit a written Acceptance, deferral of Acceptance, or rejection to DCL within thirty (30) days after final delivery as defined in Schedule A of the applicable Addendum (the "Notice Date").

CCC will begin evaluation of the Licensed Programs promptly, and will, in good faith, use its reasonable best efforts to complete its evaluation testing in a timely fashion, such that DCL is given reasonable notice of outstanding problems in the Licensed Programs.

In the absence of written deferral of Acceptance or rejection by such date, CCC will be deemed to have accepted the Licensed Programs.

CCC may defer Acceptance, or may reject the Licensed Programs if:

(i) on the Notice Date, there are any unresolved problems of Severity 1 or 2 (as set forth in Schedule C of each Addendum), or

(ii) on the Notice Date, there are an unreasonable number of open problems of Severity 3 or 4.

In the event of deferral of Acceptance by CCC, DCL shall deliver to CCC fixes for those unresolved problems in the Licensed Programs defined by the criteria in 21 (i) and 21 (ii) above (the "Fix Package"), within thirty (30) days of receipt of written notification of deferral of Acceptance by CCC. CCC shall then re-evaluate the Licensed Programs and the Proprietary Information and shall submit a written Acceptance or rejection to DCL within fifteen (15) days of receipt of the Fix Package. CCC may reject the Licensed Programs if, after delivery of the Fix Package, the Licensed Programs contain (a) any problems of Severity 1 and Severity 2 (as set forth in Schedule C of each Addendum), or (b) an UNREASONABLE number of open problems of Severity 3 or 4; and, in both cases, DCL does not correct these problems within three (3)


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working days of notification to DCL thereof. In the absence of written
Acceptance or rejection, CCC will be deemed to have accepted the Licensed Programs.

In the event that CCC rejects the Licensed Programs, CCC may, at its sole option, terminate this Agreement and receive a full refund of all amounts paid to DCL by CCC hereunder.

In no event shall CCC make any product containing the Licensed Programs commercially available to third parties prior to Acceptance.

Following acceptance of the Licensed Programs by CCC, DCL will have no liability for the consequences of any use which CCC makes of the Licensed Programs except as otherwise provided in this Agreement.




















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(22)          TERM AND TERMINATION

CCC shall have all rights granted under this Agreement on a continuing basis until this Agreement and/or any Addenda hereto are terminated according to the provisions of this Paragraph 22.

Either party may terminate this Agreement or any applicable Addendum: (1 ) for a breach of any material provision thereof by not less than thirty (30) days written notice to the nonbreaching party specifying any such breach, unless within the time period stated in such notice all breaches specified therein shall have been remedied, or, if any such breach is not susceptible of being cured within such time period, the other party has begun and is continuing to remedy such breach diligently and without delay; or (2) immediately upon written notice to the other party in the event that such other party ceases operations in the normal course or seeks to make a compromise, assignment, or other arrangement for the benefit of creditors. Either party may similarly terminate this Agreement if the other becomes a party to bankruptcy, receivership, or similar proceedings affecting its financial condition, unless such proceedings are discharged within sixty (60) days.

Upon termination of this Agreement, other than for material breach solely by CCC due to failure to make payments to DCL as specified in Addendum 1 Schedule D, which failure to make payments does not result from a good faith dispute between the parties, CCC may retain copies of the Licensed Programs solely for the purpose of providing maintenance and support to CCC's customers with sublicenses for the Licensed Programs or Derivative Works preexisting at the date of termination. The obligations of confidentiality, indemnity and payment on both parties shall survive the termination of this Agreement. No other obligation shall survive termination of this Agreement except those which by their language, nature or context are intended to survive termination hereunder.

(23)          NOTICES

Service of all notices under this Agreement shall be sufficient only if mailed by certified or registered mail or recognized courier service, or personally delivered, to the DCL address or CCC address as stated herein under "PRINCIPALS", and shall be deemed given as of the day they are actually received. Either party may change its address for service by written notice to the other.

(24)          UNFORESEEN EVENTS

Notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be directly related to causes beyond the reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labour disputes, riots, civil disturbances, actions or in action's of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquake, acts of God or public enemy, nuclear disasters, or default of a common carrier. If any such delay on either party's part extends beyond sixty (60) days, the other party may cancel any deliverable or service so delayed without liability or obligation therefore.

(25)          SEVERABILITY

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be unenforceable in any respect under the law, such unenforceability shall not affect any other provision, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

(26)          ENTIRE AGREEMENT

This Agreement supersedes all prior proposals, oral or written, all negotiations, conversations or discussions between the parties relating to this Agreement and all past course of dealing or industry custom. CCC and DCL acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein, and that they have had an opportunity to have this Agreement reviewed by legal counsel. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with the terms and conditions of any subsequent purchase order or other written instrument submitted by CCC, unless such variation is accepted by DCL.

(27)          GENERAL CONDITIONS


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This Agreement shall be construed and exclusively enforced in accordance with the laws of the State of Washington, USA, applicable to contracts made and to be performed entirely in the State of Washington, without reference to principles of conflicts of laws.

Except in connection with an action by either party for an injunction or to compel specific performance (or for other equitable relief), in the event of a disagreement or dispute between DCL and CCC relating in any way to this Agreement or the rights and obligations of DCL or CCC under this Agreement, the matter will be settled by an arbitration conducted in Seattle, Washington in accordance with the rules of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules. Both parties agree to be bound by the unanimous or, if there is no unanimity, the majority decision of the arbitrators, which shall be final and unappealable, and to share equally the fees and expenses of the arbitrators. Judgement upon any award of the arbitrators may be entered in any court for the judicial acceptance of the award and on order of enforcement. By agreeing to arbitration, neither party is waiving any benefit of the statute of limitations or other equitable defenses.

In the event of legal action by one party against the other, DCL consents to jurisdiction in any competent court located in the United States and agrees that service of process on DCL will be proper if such service complies with the United States Federal Rules of Civil Procedure.

The International Sale of Goods Convention will not apply to this Agreement.

This Agreement may be modified only by a writing signed by each party. However, this Agreement consists of this document and various schedules which shall be deemed a part of the full Agreement. If additional products are brought under this Agreement by an Addendum, such Addendum shall be deemed a part of this Agreement from the date of its execution and attachment.

Headings included in this Agreement are for convenience only and are not to be used to interpret the agreement between the parties.

The failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce any such provisions.

All rights and remedies of the parties are cumulative.

(28)          ASSIGNABILITY

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, but neither party may assign this Agreement without the express written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, CCC may assign this Agreement to another division of CCC or to an Affiliate of CCC without the consent of DCL but with prior written notification to DCL.

(29)          LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE FOR INDIRECT OR CONSEQUENTIAL DAMAGES TO THE OTHER PARTY, ARISING FROM, OR RELATED TO THIS AGREEMENT IN ANY WAY WHATSOEVER.

(30)          INTERPRETATION

The following shall apply in the interpretation or construction of this Agreement and/or any applicable Addendum:

         (a)  the terms "include" or including'' mean without limitation;


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         (b)  the terms therein", hereof' or like terms refer to this Agreement and any applicable Addenda; and

         (c) whenever a party is required to perform an act under this Agreement and/or any applicable Addendum, such party has an obligation to perform reasonably and in good faith.

(31)          COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.















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EXECUTED BY THE PARTIES BELOW:

    DATA CONNECTION LIMITED                 CONNECTSOFT COMMUNICATIONS
                                            CORPORATION

    By:  /s/John Lazar                      By:  /s/Robert Marcus
         JOHN LAZAR                              ROBERT MARCUS

    Typed Name:  John Lazar                 Typed Name:  Robert Marcus

    Title:    DIRECTOR                      Title:    PRESIDENT & CEO

    Date:     July 14, 1997                 Date:     July 10, 1997




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